Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of authID Inc. (the “Company”) on Form 10-K for the period ended December 31, 2025 as filed with the Securities and Exchange Commission (the “Report”), We, Rhoniel A. Daguro, Chief Executive Officer of the Company, and, Edward Sellitto, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to SS. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

March 31, 2026	/s/ Rhoniel A. Daguro
Rhoniel A. Daguro
Chief Executive Officer
(Principal Executive Officer)

March 31, 2026	/s/ Ed Sellitto
Ed Sellitto, Chief Financial Officer
(Principal Financial and Accounting Officer)